UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2011

CNL Lifestyle Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 South Orange Avenue, Orlando, Florida 32801

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 407-650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events.

On August 31, 2011, CNL Lifestyle Properties, Inc. (the “Company”) acquired seven senior living facilities in two separate transactions and increased its portfolio of senior housing communities to 43 properties. Six of these properties were acquired from affiliates of Foster Hospitality Group, Inc., a regional seniors housing developer and operator based in Springfield, Missouri, for a purchase price of $47.0 million (the “Culpepper Communities”). The Company also purchased a retirement community offering independent living, assisted living and skilled nursing services that was owned and operated by an affiliate of Generations, LLC, a regional seniors housing developer and operator based in Portland, Oregon, for a purchase price of $41.0 million (“Town Center Village”). The Company acquired these properties with cash and is currently in the process of obtaining property-level financing collateralized by a first mortgage on the properties to partially finance the purchase price.

Culpepper Communities

The Culpepper Communities, which are listed below, include 357 residential units with an average occupancy rate of approximately 96% as of August 31, 2011. The properties will be operated and managed under a management agreement between the Company and Foster Hospitality, LLC with a term of five years.

Community	Location	Residential Units
Culpepper Place at Branson Meadows	Branson, Missouri	65
Culpepper Place at Chesterfield Village	Springfield, Missouri	80
Culpepper Place of Nevada	Nevada, Missouri	31
Culpepper of Springdale	Springdale, Arkansas	59
Culpepper Place of Springfield	Springfield, Missouri	61
Culpepper Place of Jonesboro	Jonesboro, Arkansas	61

Town Center Village

Town Center Village is located in Portland, Oregon, features 338 units and has an average occupancy rate of approximately 93% as of August 31, 2011. The property will be operated and managed under a management agreement between the Company and Generations, LLC with a term of five years.

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include our inability to close on property-level financing with attractive terms. Given these uncertainties, we caution investors and potential investors not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2011	CNL LIFESTYLE PROPERTIES, INC.

	By:	/s/ Joseph T. Johnson
	Name:	Joseph T. Johnson
	Title:	Senior Vice President and Chief Financial Officer

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